EXHIBIT 1

JOINT FILING AGREEMENT

This will confirm the agreement by and among the undersigned that the Schedule 13G filed with the Securities and Exchange Commission on or about the date hereof with respect to the beneficial ownership by the undersigned of the Class A common stock, par value $0.0001 per share, of AirJoule Technologies Corp. (this “Agreement”), is being filed, and all amendments thereto will be filed, by XMS XPDI Sponsor II Holdings LLC as designated filer on behalf of each of the persons and entities named below that is named as a reporting person in such filing in accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Dated: November 14, 2024

XPDI Sponsor II LLC

By:	XMS XPDI Sponsor II Holdings LLC
Its:	Managing Member

/s/ Theodore J. Brombach
Name:	Theodore J. Brombach
Title:	Managing Member

XMS XPDI SPONSOR II HOLDINGS LLC

By:	/s/ Theodore J. Brombach
Name:	Theodore J. Brombach
Title:	Managing Member